UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 16, 2018

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced third quarter 2018 results through September 30, 2018.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release dated October 16, 2018, announcing third quarter 2018 earnings through September 30, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: October 16, 2018

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2018

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2018 net income of $2,329,000, or $0.13 per diluted common share.  This earnings performance represented an increase of $778,000, or 50.2%, from the third quarter of 2017 where net income totaled $1,551,000, or $0.08 per diluted common share.  For the nine-month period ended September 30, 2018, the Company reported net income of $5,840,000, or $0.32 per diluted common share.  This represents 39.1% growth in earnings per share from the nine-month period of 2017 where net income totaled $4,288,000, or $0.23 per diluted common share.  The following table highlights the Company's financial performance for both the three and nine month periods ended September 30, 2018 and 2017:

	Third Quarter 2018	Third Quarter 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017

Net income	$2,329,000	$1,551,000	$5,840,000	$4,288,000
Diluted earnings per share	$ 0.13	$ 0.08	$ 0.32	$ 0.23

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2018 financial results: "In the third quarter of 2018, the continued execution of our strategic plan generated increased earnings per share and strong capital returns to our shareholders.  The strong growth in earnings resulted from a favorable combination of lower income tax expense, outstanding asset quality, and positive operating leverage as our revenues increased while our non-interest expense was well controlled.  AmeriServ Financial Inc. was able to return almost 70% of our increased third quarter earnings to our shareholders through accretive common stock buybacks and cash dividends."

The Company's net interest income in the third quarter of 2018 increased by $172,000, or 1.9%, from the prior year's third quarter and for the first nine months of 2018 increased by $158,000, or 0.6%, when compared to the first nine months of 2017.  The Company's net interest margin was 3.31% for the third quarter and 3.29% for the first nine months of 2018 representing an improvement of 3 basis points from the prior year's third quarter and a 2 basis point improvement from the first nine months of 2017.  The increase in net interest income in both time periods is a result of an improved earning asset yield as the Company’s balance sheet has been well positioned for increasing interest rates.  Also, total average earning assets increased by $5.6 million, or 0.5%, in the third quarter but remained relatively consistent on a year to date basis, decreasing slightly.  These factors more than offset the upward repricing of interest bearing liabilities as well as a higher level of average interest bearing liabilities in both time periods.

Total investment securities increased in both time periods.  Total investment securities averaged $185 million in the third quarter of 2018 which is $10.3 million, or 5.9%, higher than the $175 million average for the third quarter of 2017.  Investment securities also averaged $182 million for the nine-month time period which is $9.6 million, or 5.6%, higher than the nine month 2017 average.   The growth in the investment securities portfolio is the result of management taking advantage of the higher interest rate environment in 2018 to purchase additional securities.  Purchases so far in 2018 have primarily been focused on federal agency mortgage backed securities due to the ongoing cash flow that these securities provide.  Also, management continues its portfolio diversification strategy through purchases of high quality corporate and taxable municipal securities.  As a result, interest income on investments increased between the third quarter of 2018 and the third quarter of 2017 by $210,000, or 15.8%, and increased in the first nine months of 2018 from the first nine months of 2017 by $622,000, or 16.4%.

In regards to the loan portfolio, total loans averaged $890 million in the third quarter of 2018 which is $2.5 million, or 0.3%, lower than the $892 million average for the third quarter of 2017.  Total loans averaged $885 million in the first nine months of 2018 which is $9.5 million, or 1.1%, lower than the 2017 first nine-month average.  The combination of a higher level of early loan payoffs and a slowdown in loan production, particularly earlier this year, resulted in a decrease in the average balance of the loan portfolio.  Loan production increased during the latter part of the second quarter and this increase continued into the third quarter resulting in total loan originations exceeding the prior year’s level.  However, loan payoffs have also continued to increase as the year progresses resulting in a net decrease to the overall portfolio.  The Company does expect modest loan portfolio growth in the fourth quarter of 2018 as payoffs are anticipated to slow while we anticipate production to remain strong.  Loan production occurred primarily in commercial real estate loans and commercial/industrial loans.  Even though total average loans have decreased since last year, loan interest income increased by $752,000, or 7.6%, between the third quarter of 2018 and the third quarter of 2017 and also increased by $1.4 million, or 4.7%, in the first nine months of 2018 when compared to the same period from last year.  The higher loan interest income reflects new loans originating at higher yields as well as the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices have moved up with the Federal Reserve’s decision to increase the target federal funds interest rate. Overall, total interest income increased by $2.0 million, or 6.0%, in the first nine months of 2018.

Total interest expense for the third quarter of 2018 increased by $790,000, or 35.1%, and increased by $1.8 million, or 28.4%, in the first nine months of 2018 when compared to 2017, due to higher levels of both deposit and borrowing interest expense.  The higher 2018 deposit interest expense of $546,000 for the third quarter and $1.4 million for the first nine months reflects certain indexed money market accounts repricing upward after the Federal Reserve interest rate increases.  Additionally, there has been customer movement of some funds out of lower yielding money market accounts into higher yielding certificates of deposit due to the higher national interest rate environment in 2018.  The runoff of money market deposits has more than offset the growth of term deposit products and resulted in a decrease in the balance of total deposits in 2018.  Specifically, total deposits averaged $957 million for the first nine months of 2018 which was $19.8 million, or 2.0%, lower than the $977 million average for the first nine months of 2017.  Overall, the Company's loan to deposit ratio averaged 93.0% in the third quarter of 2018 which we believe indicates that the Company has ample capacity to grow its loan portfolio given the loyalty of its core deposit base.  The Company experienced a $465,000, or 24.9%, increase in the interest cost for borrowings in the first nine months of 2018 due to a higher average balance of total borrowed funds and the immediate impact that the increases in the Federal Funds Rate had on the cost of overnight borrowed funds.  In the first nine months of 2018, total average FHLB borrowed funds of $79 million increased by $18.0 million, or 29.4%, due to the decrease in total average deposits.

The Company did not record a provision for loan losses in the third quarter of 2018 compared to a $200,000 provision for loan losses in the third quarter of 2017.  For the nine-month period in 2018, the Company recorded a $100,000 provision for loan losses compared to a $750,000 provision for loan losses in 2017 or a decrease of $650,000 between years.  The lower 2018 provision reflects our overall strong asset quality, the successful workout of several criticized loans, and reduced loan portfolio balances.  For the nine months, the Company experienced net loan charge-offs of $875,000, or 0.13% of total loans, in 2018 compared to net loan charge-offs of $336,000, or 0.05% of total loans, in 2017.  The higher 2018 net loan charge offs reflect the final workout of several non-performing loans on which reserves had previously been established.  Overall, the Company continued to maintain outstanding asset quality as its nonperforming assets totaled $1.1 million, or only 0.12% of total loans, at September 30, 2018.  In summary, the allowance for loan losses provided 885% coverage of non-performing assets, and 1.07% of total loans, at September 30, 2018, compared to 337% coverage of non-performing assets, and 1.14% of total loans, at December 31, 2017.

Total non-interest income in the third quarter of 2018 decreased by $43,000, or 1.2%, from the prior year's third quarter, and for the nine-month period decreased by a similar amount of $44,000, or     0.4%, when compared to 2017.  The third quarter 2018 decrease was due to lower revenue from deposit service charges of $83,000 and investment security sale gains of $56,000 as no security sale transactions occurred in the third quarter of this year.  Also, mortgage related fees and income from residential mortgage loan sales into the secondary market decreased by a combined $56,000 as a result of reduced residential mortgage refinance activity during 2018.  The reduced revenue more than offset a greater level of wealth management fee income of $151,000 as the Company benefitted from increased market values for assets under management during 2018.  Wealth management continues to be an important strategic focus of the Company as it contributes to non-interest revenue, which comprises over 29% of the Company’s total revenue.  For the nine-month period, similar comparisons for the same line items resulted in the unfavorable variance when comparing 2018 to 2017.  Positive comparisons included a $474,000, or 7.0%, increase in wealth management fees and a greater level of other income of $227,000.  The higher level of other income includes a $156,000 gain realized on the sale of certain equity securities that the Company owned from a previous acquisition and higher interchange income as well as revenue from business services.  These favorable items were more than offset by a net unfavorable change in investment security sales activity by $263,000 and lower revenue from bank owned life insurance (BOLI) by $194,000 after the Company received a death claim in 2017 and there was no such claim this year.  Also, net gains from residential mortgage loans held for sale and mortgage related fees declined by a combined $186,000 and deposit services charges were $102,000 lower due to reduced overdraft fees.

The Company demonstrated good expense control as total non-interest expense was consistent for both time periods in relation to last year, as the third quarter of 2018 level of expenses matched the third quarter of 2017.  For the nine-month period, non-interest expenses increased slightly by only $28,000, or 0.1%, when compared to 2017.  For the third quarter of 2018, lower levels of salaries & benefits expense of $128,000, occupancy & equipment costs by a combined $57,000, and FDIC deposit insurance of $16,000 were offset by higher professional fees of $108,000 and other expenses of $93,000.  Contributing to the decrease in salaries & benefits expense, for the quarterly comparison, was a lower level of full-time equivalent employees.  The increase to professional fees was due to additional costs related to the realignment of our checking account products and higher recruitment fees related to the hiring of a new area business executive in our State College market.  The higher level of other expense was due to additional costs related to the redesign of our improved Company website of $41,000 as well as modest increases to several other line items.  The slight increase in non-interest expense for the nine-month period in 2018 occurred as increased total salaries & benefits expense of $318,000, or 1.8%, more than offset reductions to occupancy & equipment costs of $173,000 and total professional fees of $71,000.  The increase to salaries and employee benefits resulted from annual salary merit increases and additional incentives paid primarily within our Wealth Management operation due to the increased level of fee income mentioned previously.  The reduction to occupancy and equipment expenses in both time periods was primarily attributable to the Company’s ongoing efforts to carefully manage and contain non-interest expense.  Specifically, a branch office closure in Cambria County along with a branch consolidation in the State College market resulted in reduced rent expense and other occupancy related costs.  Overall, as a result of the combination of revenue growth and effective non-interest expense control, the Company’s efficiency ratio dropped below 80.0% to average 79.6% in the third quarter of 2018.

The Company recognized income tax expense in the third quarter of 2018 of $252,000, or a 9.8% effective tax rate, compared to income tax expense of $701,000, or a 31.1% effective tax rate, in the third quarter of 2017.  The lower effective tax rate and income tax expense in the third quarter of 2018 reflects the benefits of corporate tax reform as a result of the enactment of the “Tax Cuts and Jobs Act” late in the fourth quarter of 2017, which lowered the corporate income tax rate from 34% to 21%.  Also, the enactment of this new tax law provided corporations that have a defined benefit pension plan with an opportunity to contribute additional funds to their pension plan in 2018 that could be allocated back to the 2017 tax year in order to achieve a greater income tax benefit.  The Company took advantage of this opportunity and made an additional $2.5 million contribution to our defined benefit pension plan in the third quarter of 2018.  The tax benefit of this additional pension contribution combined with a negative tax adjustment related to the final reconciliation of our 2017 estimated deferred tax asset favorably reduced income tax expense by $264,000 in the third quarter of 2018.  The Company expects that its effective tax rate will return to 20% in the fourth quarter of 2018.  Overall for the nine-month period, the Company recorded an income tax expense of $1,133,000, or an effective tax rate of 16.2%, in 2018 compared to an income tax expense of $1,949,000, or an effective tax rate of 31.2%, in 2017.

The Company had total assets of $1.17 billion, shareholders' equity of $97.2 million, a book value of $5.47 per common share and a tangible book value of $4.80 per common share at September 30, 2018.  In accordance with the common stock buyback program announced on July 17, 2018, the Company returned $1,263,000 of capital to its shareholders through the repurchase of 279,679 shares of its common stock in the third quarter of 2018.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission. Actual results may differ materially.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2018

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2018

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,767	$1,744	$2,329	$5,840

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.62%	0.60%	0.79%	0.67%
Return on average equity	7.55	7.30	9.54	8.14
Net interest margin	3.29	3.28	3.31	3.29
Net charge-offs as a percentage of average loans	0.15	0.21	0.04	0.13
Loan loss provision as a percentage of average loans	0.02	0.02	0.00	0.02
Efficiency ratio	81.69	82.19	79.64	81.16

PER COMMON SHARE:
Net income:
Basic	$0.10	$0.10	$0.13	$0.32
Average number of common shares outstanding	18,079	18,038	17,924	18,013
Diluted	0.10	0.10	0.13	0.32
Average number of common shares outstanding	18,181	18,140	18,036	18,117
Cash dividends declared	$0.015	$0.020	$0.020	$0.055

2017

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,348	$1,389	$1,551	$4,288

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.47%	0.48%	0.53%	0.49%
Return on average equity	5.74	5.81	6.37	5.98
Net interest margin	3.27	3.27	3.28	3.27
Net charge-offs as a percentage of average loans	0.04	0.01	0.11	0.05
Loan loss provision as a percentage of average loans	0.10	0.14	0.09	0.11
Efficiency ratio	82.04	81.47	80.42	81.30

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.08	$0.23
Average number of common shares outstanding	18,814	18,580	18,380	18,590
Diluted	0.07	0.07	0.08	0.23
Average number of common shares outstanding	18,922	18,699	18,481	18,689
Cash dividends declared	$0.015	$0.015	$0.015	$0.045

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2018

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,151,160	$1,180,510	$1,168,806
Short-term investments/overnight funds	7,796	8,050	7,428
Investment securities	171,053	174,771	177,426
Loans and loans held for sale	875,716	895,162	884,374
Allowance for loan losses	9,932	9,521	9,439
Goodwill	11,944	11,944	11,944
Deposits	944,206	928,176	944,213
FHLB borrowings	82,864	126,901	103,799
Subordinated debt, net	7,470	7,476	7,482
Shareholders’ equity	95,810	96,883	97,179
Non-performing assets	2,157	1,160	1,067
Tangible common equity ratio	7.36%	7.27%	7.37%
Total capital (to risk weighted assets) ratio	13.45	13.01	13.13
PER COMMON SHARE:
Book value	$5.31	$5.37	$5.47
Tangible book value	4.65	4.71	4.80
Market value	4.00	4.10	4.30
Trust assets – fair market value (A)	$2,175,538	$2,201,565	$2,258,108

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	295	296
Branch locations	15	15	15
Common shares outstanding	18,033,401	18,044,692	17,767,313

2017

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,172,127	$1,171,962	$1,170,916	$1,167,655
Short-term investments/overnight funds	8,320	8,389	8,408	7,954
Investment securities	165,781	168,367	168,443	167,890
Loans and loans held for sale	899,456	897,876	897,990	892,758
Allowance for loan losses	10,080	10,391	10,346	10,214
Goodwill	11,944	11,944	11,944	11,944
Deposits	964,776	956,375	966,921	947,945
FHLB borrowings	79,718	87,143	77,635	95,313
Subordinated debt, net	7,447	7,453	7,459	7,465
Shareholders’ equity	95,604	96,277	97,110	95,102
Non-performing assets	1,488	2,362	5,372	3,034
Tangible common equity ratio	7.21%	7.27%	7.35%	7.20%
Total capital (to risk weighted assets) ratio	13.03	13.13	13.08	13.21
PER COMMON SHARE:
Book value	$5.12	$5.21	$5.31	$5.25
Tangible book value	4.48	4.57	4.66	4.59
Market value	3.75	4.15	4.00	4.15
Trust assets – fair market value (A)	$2,025,304	$2,070,212	$2,119,371	$2,186,393

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	307	308	307	302
Branch locations	16	16	16	15
Common shares outstanding	18,666,520	18,461,628	18,281,224	18,128,247

NOTES:

        (A) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2018

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$9,818	$10,125	$10,607	$30,550
Interest on investments	1,399	1,478	1,542	4,419
Total Interest Income	11,217	11,603	12,149	34,969

INTEREST EXPENSE
Deposits	1,781	1,973	2,164	5,918
All borrowings	688	772	876	2,336
Total Interest Expense	2,469	2,745	3,040	8,254

NET INTEREST INCOME	8,748	8,858	9,109	26,715
Provision for loan losses	50	50	0	100
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,698	8,808	9,109	26,615

NON-INTEREST INCOME
Wealth management fees	2,426	2,447	2,359	7,232
Service charges on deposit accounts	383	357	326	1,066
Net realized gains on loans held for sale	98	119	176	393
Mortgage related fees	39	72	54	165
Net realized gains (losses) on investment securities	(148)	0	0	(148)
Bank owned life insurance	132	133	135	400
Other income	705	553	536	1,794
Total Non-Interest Income	3,635	3,681	3,586	10,902

NON-INTEREST EXPENSE
Salaries and employee benefits	6,093	6,218	5,815	18,126
Net occupancy expense	670	611	585	1,866
Equipment expense	391	378	335	1,104
Professional fees	1,184	1,252	1,321	3,757
FDIC deposit insurance expense	162	155	140	457
Other expenses	1,620	1,696	1,918	5,234
Total Non-Interest Expense	10,120	10,310	10,114	30,544

PRETAX INCOME	2,213	2,179	2,581	6,973
Income tax expense	446	435	252	1,133
NET INCOME	$1,767	$1,744	$2,329	$5,840

2017

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,556	$9,778	$9,855	$29,189
Interest on investments	1,192	1,273	1,332	3,797
Total Interest Income	10,748	11,051	11,187	32,986

INTEREST EXPENSE
Deposits	1,436	1,504	1,618	4,558
All borrowings	591	648	632	1,871
Total Interest Expense	2,027	2,152	2,250	6,429

NET INTEREST INCOME	8,721	8,899	8,937	26,557
Provision for loan losses	225	325	200	750
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,496	8,574	8,737	25,807

NON-INTEREST INCOME
Wealth management fees	2,310	2,240	2,208	6,758
Service charges on deposit accounts	374	385	409	1,168
Net realized gains on loans held for sale	114	186	217	517
Mortgage related fees	75	83	69	227
Net realized gains on investment securities	27	32	56	115
Bank owned life insurance	141	310	143	594
Other income	521	519	527	1,567
Total Non-Interest Income	3,562	3,755	3,629	10,946

NON-INTEREST EXPENSE
Salaries and employee benefits	5,948	5,917	5,943	17,808
Net occupancy expense	674	639	634	1,947
Equipment expense	419	434	343	1,196
Professional fees	1,200	1,415	1,213	3,828
FDIC deposit insurance expense	160	152	156	468
Other expenses	1,684	1,760	1,825	5,269
Total Non-Interest Expense	10,085	10,317	10,114	30,516

PRETAX INCOME	1,973	2,012	2,252	6,237
Income tax expense	625	623	701	1,949
NET INCOME	$1,348	$1,389	$1,551	$4,288

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data

(Dollars in thousands)

(Unaudited)

2018

2017

	3QTR	NINE MONTHS	3QTR	NINE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$889,702	$884,620	$892,198	$894,088
Short-term investment in money market funds	6,634	6,804	8,921	8,049
Deposits with banks	1,023	1,024	1,026	1,029
Total investment securities	185,131	181,628	174,784	171,985
Total interest earning assets	1,082,490	1,074,076	1,076,929	1,075,151

Non-interest earning assets:
Cash and due from banks	24,078	22,598	22,082	22,214
Premises and equipment	12,283	12,417	12,467	12,095
Other assets	61,860	62,215	67,240	67,552
Allowance for loan losses	(9,636)	(9,974)	(10,537)	(10,290)

Total assets	$1,171,075	$1,161,332	$1,168,181	$1,166,722

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$130,782	$131,062	$ 131,493	$ 129,923
Savings	98,763	98,445	98,184	97,852
Money market	251,000	251,215	277,948	276,958
Other time	301,126	296,717	292,054	290,598
Total interest bearing deposits	781,671	777,439	799,679	795,331
Borrowings:
Federal funds purchased and other short-term borrowings	46,898	34,297	13,179	15,390
Advances from Federal Home Loan Bank	43,816	44,884	45,997	45,785
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Total interest bearing liabilities	893,120	877,355	879,590	877,241

Non-interest bearing liabilities:
Demand deposits	174,632	180,056	181,356	181,924
Other liabilities	6,455	8,033	10,628	11,630
Shareholders’ equity	96,868	95,888	96,607	95,927
Total liabilities and shareholders’ equity	$1,171,075	$1,161,332	$1,168,181	$1,166,722